SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /x/:

Filed by a party other than the registrant / /

Check the appropriate box:

      / /  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
     /X/   Definitive Proxy Statement
     / /   Definitive Additional  Materials
     / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                            THE BETHLEHEM CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


     Payment of filing fee (check the appropriate box):

     /X/   No fee required.

     / /   Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
           0-11.

     (1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

     (2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

     / /   Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:



--------------------------------------------------------------------------------

     (2)   Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------

     (3)   Filing Party:



--------------------------------------------------------------------------------

     (4)   Date Filed:

                            THE BETHLEHEM CORPORATION
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1998
                                 ---------------

To the Shareholders of The Bethlehem Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of THE BETHLEHEM CORPORATION, a Pennsylvania corporation (the "Company"), will be held on Thursday, December 17, 1998 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania, for the following purposes:

1. To elect eight directors, each to serve for a term of one year and until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify;

2. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the Fiscal year ending May 31, 1999; and

3. To transact such other business as may properly come before the Meeting and any adjournment thereof according to the discretion of the persons voting the accompanying proxy.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on November 30, 1998 as the record date (the "Record Date") for the Meeting. Only shareholders of record of the Company's common stock, no par value, on the Company's stock transfer books on the close of business on the Record Date are entitled to notice of and to vote at the Meeting.

                                           By Order of the Board of Directors


                                           HAROLD BOGATZ
                                           SECRETARY


December 1, 1998


--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                            THE BETHLEHEM CORPORATION
                             25TH AND LENNOX STREETS
                           EASTON, PENNSYLVANIA 18045
                                 --------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 17, 1998
                                 ---------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders by the Board of Directors of The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held Thursday, December 17, 1998 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania, or at any adjournment thereof.

         The principal executive offices of the Company are located at 25th and Lennox Streets, Easton, Pennsylvania 18045. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is December 1, 1998.

                        RECORD DATE AND VOTING SECURITIES

         As of the close of business on November 30, 1998, the record date for the Meeting (the "Record Date"), there were 2,288,520 outstanding shares of the Company's common stock, no par value (the "Common Stock"). Except as indicated below, holders of Common Stock have one vote per share on each matter to be acted upon. Only holders of Common Stock (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

         In the election of directors, each Shareholder shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the election of directors and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates. All other matters expected to be brought before the Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Meeting for approval.

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted: (i) for the election as Directors of the eight persons who have been nominated by the Board of Directors; (ii) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the Fiscal year ending May 31, 1999 (the "1999 Fiscal Year"); and (iii) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a Shareholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a Shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the

Meeting, or by execution of a subsequent proxy that is presented before the Meeting, or if the Shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but that have not been voted.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 30, 1998, information regarding ownership of the outstanding Common Stock of the Company by (i) all persons who are known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and Named Executive Officer (as such term is hereinafter defined); and (iii) all directors and executive officers of the Company as a group:


                                                                                       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER*           SHARES OWNED BENEFICIALLY (1)        OUTSTANDING SHARES
-------------------------------------           -----------------------------        ------------------

Universal Process Equipment, Inc. ("UPE")             2,706,600(2)(3)                        63.5%
PO Box 338
Roosevelt, NJ  08555

Ronald H. Gale                                        2,779,100(4)(5)                        65.2%

Jan P. Gale                                           2,777,100(4)(5)                        65.1%

James L. Leuthe                                         339,124(4)(6)                        14.0%

Alan H. Silverstein                                     310,000(7)                           11.9%

Salvatore J. Zizza                                      188,000(8)                            7.6%

B. Ord Houston                                            6,365(4)                             (9)

Harold Bogatz                                            10,000(10)                            (9)

James F. Lomma                                                -                                (9)

Clarence T. Lind                                         13,999(11)                            (9)

Antoinette L. Martin                                     23,333(12)                            (9)

All directors and executive officers as a             3,767,921(13)                            76%
group (12 persons)

------------------------------------
* Unless otherwise noted, the address of each Beneficial Owner is c/o the Company, 25th & Lennox Streets, Easton, Pennsylvania 18045.

(1) All persons identified as holding options are deemed to be beneficial owners of shares of Common Stock subject to such options by reason of their right to acquire such shares within 60 days after November 30, 1998.

(2)      Includes   1,975,000   shares   subject  to   options.   See   "Certain
         Relationships and Transactions."

(3)      Does not include shares owned by Ronald H. Gale and Jan P. Gale.

(4)      Includes 500 shares subject to options.

(5) Includes 2,706,600 shares beneficially owned by UPE, of which the individual is an officer, director and principal stockholder.

(6) Of this total, 52,281 shares are owned by Nikki, Inc., a corporation of which Mr. Leuthe is an officer and director and the sole stockholder, 161,343 shares are owned by Mr. Leuthe and 125,500 shares are subject to options. This total does not include 640 shares owned by Mr. Leuthe's adult children as to which he disclaims beneficial ownership.

(7)      Consists of 310,000 shares subject to options.

(8)      Consists of 188,000 shares subject to options.

(9)      Less than 1.0%.

(10)     Consists of 10,000 shares subject to options.

(11)     Includes 9,999 shares subject to options.

(12)     Consists of 23,333 shares subject to options.

(13)     Includes 2,657,999 shares subject to options.


                       PROPOSAL I - ELECTION OF DIRECTORS

NOMINEES

         It is proposed that eight nominee directors, Harold Bogatz, James F. Lomma, Ronald H. Gale, Jan P. Gale, B. Ord Houston, James L. Leuthe, Alan H. Silverstein and Salvatore J. Zizza (the "Nominees"), be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify. Unless otherwise specified, all Proxies received will be voted in favor of the election of the Nominees as directors of the Company. All Nominees are currently directors of the Company.

         Each Nominee has consented to serve if elected. In the event that any of the Nominees should be unable to serve, the Proxies will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then in office, and each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth information regarding the current ages, terms of office and business experience of the Nominees, including their positions with the Company:

                                                                                         Year First Became a
       Name                  Age              Principal Occupation                             Director
----------------------       ---    ----------------------------------------------       -------------------

Salvatore J. Zizza            53    Chairman of the Board of Directors since 1995;            1995
                                    Chairman and Principal of Hallmark Electrical
                                    Supplies Corp., since May 1998; from 1991 to
                                    April 1998, Chairman and Executive Vice
                                    President and Treasurer of The Lehigh Group,
                                    a public company listed on the New York Stock
                                    Exchange with subsidiaries in the distribution
                                    of electrical products

Alan H. Silverstein           49    President and Chief Executive Officer of the              1994
                                    Company since December 1995; President and
                                    Chief Operating Officer of the Company from
                                    February 1994 to November 1995; from July 1992
                                    to February 1994, President of Universal
                                    Industrial Gas, Inc., a rebuilder of industrial
                                    gas plants

James L. Leuthe               56    President, Midland Farms, Inc., since August 1998;        1976
                                    Chairman of the Board of First Lehigh Corporation,
                                    a bank holding company, from 1982 to 1998; from
                                    1977 until 1995 held various positions with the
                                    Company, including most recently President and
               `                    Chief Executive Officer

Jan P. Gale(1)                44    Executive Vice President of UPE since 1978, an            1991
                                    international supplier of complete process plants
                                    and equipment and manufacturer of new equipment
                                    in the United States and Europe

Ronald H. Gale(1)             47    President and Chief Executive Officer of UPE since        1990
                                    1978

Harold Bogatz                 60    Vice President and General Counsel of UPE                 1995
                                    since 1987; Secretary of the Company since 1996

James F. Lomma                53    President, J.F. Lomma Inc. since 1975, a trucking,        1998
                                    rigging and export packaging firm located in South
                                    Kearney, N.J.  Mr. Lomma also serves as the Chairman
                                    of the Special Carrier & Rigging Association

B. Ord Houston                86    Secretary of the Company from June 1983 to December       1976
                                    1995;  held various positions with the Company from
                                    1966 until 1984, most recently as Executive Vice
                                    President

----------------------------
(1) Jan P. Gale and Ronald H. Gale are brothers.

REQUIRED VOTE

         In voting for directors, each Shareholder is entitled to eight votes for each share of Common Stock held, one for each of eight directors to be elected. A Shareholder may cast his votes evenly for all Nominees or may cumulate his votes and cast them for one Nominee or distribute his votes among two or more Nominees. The eight persons receiving the highest number of votes cast in person or by proxy shall be elected to the Board of Directors. Brokers that do not receive instructions are entitled to vote on the election of directors. Abstentions from voting on the election of directors will have no effect, because they will not represent votes cast at the Meeting for the purpose of electing directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                    BOARD MEETINGS - COMMITTEES OF THE BOARD

         The Board of Directors had three meetings during the Fiscal year ended May 31, 1998 (the "1998 Fiscal Year"). The Board of Directors has constituted an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. No director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held (while they were a member of the Board of Directors) plus the total number of meetings held by all committees of the Board on which he served during the 1998 Fiscal Year.

         The Audit Committee currently consists of Messrs. Leuthe, Houston and Lomma and is appointed annually by the Board of Directors to recommend the selection of independent auditors, to review the scope and results of the audit, to review the adequacy of the Company's accounting, financial and operating controls and to supervise special investigations. The Audit Committee met once during the 1998 Fiscal Year.

         The Compensation Committee currently consists of Messrs. Zizza, Houston and R. Gale and is appointed annually by the Board of Directors to recommend to the Board of Directors remuneration arrangements for senior management and directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of Options or other benefits under such plans. The Compensation Committee met once during the 1998 Fiscal Year.

         The Stock Option Committee currently consists of Messrs. Ronald H. Gale and B. Ord Houston and is appointed annually by the Board of Directors to determine the terms of the grant of stock options and the persons to whom such options shall be granted in accordance with the terms of the Company's Stock option plans and to administer such plans. The Stock Option Committee met once during the 1998 Fiscal Year.

         The Nominating Committee currently consists of Messrs. J. Gale, Zizza, Silverstein and Bogatz, and is appointed annually by the Board of Directors to recommend to the Board of Directors nominees for election as directors. The Nominating Committee met once during the 1998 Fiscal Year.

                          EXECUTIVE COMPENSATION TABLE

         The following table summarizes compensation information for the Company's President and Chief Executive Officer, and two executive officers of the Company whose compensation exceeded $100,000 for the Fiscal Year ended May 31, 1998. The table presents for such individuals information with respect to compensation paid or accrued by the Company for services rendered during the Fiscal Years ended May 31, 1996, 1997 and 1998. Messrs. Silverstein, Lind and Mrs. Martin are collectively referred to herein as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE


                                           FISCAL YEAR COMPENSATION                 LONG TERM COMPENSATION
                                           ------------------------                 ----------------------

NAME AND PRINCIPAL                                          OTHER ANNUAL          STOCK OPTION        ALL OTHER
POSITION                 YEAR      SALARY         BONUS     COMPENSATION (1)         AWARDS        COMPENSATION (2)
-------------------------------------------------------------------------------------------------------------------

Alan H. Silverstein      1998    $ 154,789    $   91,214       $ 6,607              50,000           $ 11,865
President and Chief      1997      140,441        83,570         7,295                   -             11,925
Executive Officer        1996      118,655        46,850         7,295                   -             11,925

Clarence T. Lind         1998      104,923        21,303         5,849                   -                612
Vice President of        1997       99,000        25,907         4,369                   -                672
Sales and Marketing      1996       90,000        26,350         4,369              20,000                672


Antoinette L. Martin     1998       90,000        10,900         5,539              10,000                612
Vice President of        1997       89,038           890         5,902                   -                612
Finance, Chief           1996       63,754           638         5,902              20,000                612
Financial Officer

-----------------------------------
(1) Represents lease and insurance payments made by the Company with respect to use of an automobile.

(2)      Represents life insurance premiums paid by the Company.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning options granted during the Fiscal year ended May 31, 1998 under the Company's stock option plans to the Named Executive Officers.


                             Number of          Percent of Total
                             Securities         Options Granted
                             Underlying         to Employees in       Per Share       Expiration
     Name                 Options Granted         Fiscal Year       Exercise Price       Date
---------------------     ---------------       ----------------    --------------    -----------

Alan H. Silverstein            50,000                5.8%                $1.88        June 2, 2007

Antoinette L. Martin           10,000                1.17%               $1.88        June 2, 2007

AGGREGATED FISCAL YEAR-END OPTIONS

         The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of May 31, 1998. No stock options were exercised by any Named Executive Officer during the 1998 Fiscal Year.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                   NUMBER OF
                               UNEXERCISED OPTIONS                    VALUE OF UNEXERCISED
                                 AT MAY 31, 1998           IN-THE-MONEY OPTIONS AT MAY 31, 1998 ($)(1)
                          ----------------------------     -------------------------------------------

                                                                             EXERCISABLE/
NAME                        EXERCISABLE/UNEXERCISABLE                        UNEXERCISABLE
----                        -------------------------                        -------------

Alan H. Silverstein                 310,000/0                                  439,625/0

Clarence T. Lind                 9,999/10,001                                3,932/4,768

Antoinette L. Martin             23,333/6,667                               10,066/3,734


(1) On May 31, 1998 the last reported sale price of the Common Stock, as reported by the American Stock Exchange, was $2.56 per share.

COMPENSATION OF DIRECTORS

         Directors are not compensated in general for their services as a director but are entitled to reimbursement of expenses incurred in connection with their attendance at meetings. In the past the Company has granted options to certain directors.

EMPLOYMENT AGREEMENTS

         Alan H. Silverstein, President and Chief Executive Officer, is employed by the Company pursuant to an agreement (the "Employment Agreement") dated February 1, 1994. The Employment Agreement provides for a five year term, with automatic renewal for successive terms of two years, subject to a mutual right, exercisable within 120 days prior to the expiration of any term, not to renew the Employment Agreement. The salary paid to Mr. Silverstein for the first year under the Employment Agreement is $110,000 increasing to $165,000 in the fifth year. Mr. Silverstein is entitled to a quarterly bonus based on the defined earnings of the Company.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Ronald H. Gale and Jan P. Gale are Directors and Shareholders of the Company and are officers, directors and principal shareholders of UPE, a principal shareholder of the Company. UPE and/or Ronald H. Gale and/or Jan P. Gale are also majority shareholders or otherwise affiliated with other companies that engage in transactions with the Company. UPE and related entities have purchased process equipment manufactured by the Company and have utilized the Company's remanufacturing services. The approximate total revenues derived from sales to UPE and related parties was approximately $1,318,000 for Fiscal 1998.

         On March 26, 1996, the Board of Directors of the Company, subject to the approval of the Company's shareholders, granted an option to UPE to purchase 350,000 shares of the Common Stock at an exercise price of $1.8125 per share. Such option was issued in consideration for debt guarantees by UPE for various borrowings by the Company. This transaction was approved by the Company's Shareholders at the Annual Meeting of the Shareholders held on April 23, 1998 (the "April 1998 Meeting"). A financing charge of $296,000 related to these options was recognized in Fiscal 1998. The value ascribed to these options is approximately $424,000, and the balance of $128,000 will be amortized over the terms of the outstanding guarantees.

         On March 26, 1996, the Board of Directors, subject to the approval of the Company's shareholders, authorized the issuance to UPE of 350,000 shares of Common Stock in consideration for a 50% ownership interest in certain resale inventory, which consists primarily of heat transfer equipment owned by UPE. This transaction was approved at the April 1998 Meeting. The Company recorded approximately $126,000 of non-cash compensation expense related to this transaction in Fiscal 1998.

         On August 21, 1998, the Board of Directors of the Company authorized the issuance to UPE of an option to purchase 175,000 shares of Common Stock at an exercise price of $1.63, which represented the fair market value of the stock at the date of the grant. Such option was issued in consideration for guarantees by UPE of borrowings by the Company from PNC Bank National Association. The financing consists of a $4 million line of credit and term loan, secured by the Company's inventory, accounts receivable, machinery and equipment and other assets. The value ascribed to such options will be amortized over the term of the guarantee.

         In May 1998, the Company transferred inventory with a book value of approximately $1,924,000 to UPE. As part of this transaction, UPE assumed obligations of $1,390,000 and $534,000 of related bank debt. This transaction did not result in a gain or loss in the Company's Fiscal 1998 statement of income.

         From time to time in the ordinary course of business, UPE advances funds to the Company to enable the Company to meet certain temporary cash requirements. The interest on the advances is prime rate (Chase Bank, New York) plus 1%. In August 1996, UPE advanced $250,000 to the Company. UPE advanced an additional $250,000 to the Company in October 1996. As of November 30, 1998, $500,500 of these advances remains outstanding.

         On February 28, 1997, the Company purchased a complete two stage environmental thermal process system in Alberta, Canada. In order to effect the acquisition of the equipment, the Company borrowed $225,000 from UPE at an interest rate of prime rate (Chase Bank, New York) plus 2.5%. This loan was repaid in full during the third and fourth quarter of Fiscal 1998.

         As of June 1, 1996, the Company began a three year profit sharing arrangement with UPE. This arrangement was agreed upon as consideration for UPE's role in introducing the Company to Third Millenium Products, Inc.
("Millenium"), assisting in negotiating the acquisition of the assets of the American Furnace Division of Millenium by Bethlehem Advanced Materials Corporation ("BAM"), a wholly-owned subsidiary of the Company, and UPE's role in originating, negotiating, developing and assisting in the marketing of the Tower Filter Process product line. Under this arrangement, which expires in May 1999, UPE is entitled to receive 25% of the defined pre-tax profits of BAM and the Tower Filter Press product line. For the Fiscal Year 1998, no provision for this profit sharing arrangement was required.

         The Company and Salvatore J. Zizza, Chairman of the Board of the Company, are parties to an agreement under which Mr. Zizza renders certain financial advisory services, including those relating to proposed mergers and acquisitions and equity and debt financing and relations with the financial community and investors. Mr. Zizza receives compensation in the amount of $120,000 per annum.

         On March 26, 1996, the Board of Directors, subject to the approval of the Company's Shareholders, authorized the issuance of 125,000 and 178,000 shares of Common Stock to James L. Leuthe, a director and former Chairman and Chief Executive officer of the Company, and Salvatore J. Zizza, Chairman of the Board of Directors of the Company, respectively. This transaction was approved at the April 1998 Meeting. During Fiscal 1998, the Company recorded approximately $32,000 in compensation expense for these options. The balance of the option's fair value of approximately $335,000 will be expensed as services rendered over the three year vesting period of the options.

               PROPOSAL II - RATIFICATION OF SELECTION OF AUDITORS

         Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP for the 1999 Fiscal Year be submitted to Shareholders for ratification due to the significance of their appointment to the Company. If Shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

         On March 6, 1997, the Board of Directors of the Company terminated the engagement of Sobel & Co., LLC, Certified Public Accountants ("Sobel") as the independent auditors of the Company and appointed BDO Seidman, LLP as the independent auditors of the Company for the Fiscal Year ending May 31, 1997. Sobel's report on the financial statements of the Company for the Fiscal Years ended May 31, 1995 and May 31, 1996 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no other reportable events or disagreements with Sobel to report in response to Item 304(a) of Regulation S-B.

REQUIRED VOTE

         Ratification of the appointment of BDO Seidman, LLP requires the affirmative vote of a majority of the votes cast by all Shareholders represented and entitled to vote thereon. Brokers that do not receive instructions are entitled to vote on the ratification of BDO Seidman, LLP. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite Shareholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

                                  ANNUAL REPORT

         All Shareholders of record as of the Record Date are concurrently herewith being sent a copy of the Company's Annual Report for the 1998 Fiscal Year and a copy of the Company's 10-QSB for the quarter ended August 31, 1998.

ANY SHAREHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, FOR THE 1998 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO SHAREHOLDER INFORMATION, THE BETHLEHEM CORPORATION, 25TH AND LENNOX STREETS, EASTON, PENNSYLVANIA 18045.


                              SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than June 2, 1999.

         On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4 (c) (1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 1999 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by October 15, 1999, the Company will be allowed to use its voting authority as outlined above.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgement.

                                         By Order of the Board of Directors,

                                         HAROLD BOGATZ
                                         SECRETARY
December 1, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            THE BETHLEHEM CORPORATION

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 17, 1998

         The undersigned, a Shareholder of The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), does hereby appoint Alan H. Silverstein, Salvatore J. Zizza and Harold Bogatz and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common
Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Thursday, December 17, 1998 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania or at any adjournment thereof.

         The undersigned hereby instructs said proxies or their substitutes:

1.       ELECTION OF DIRECTORS

         To vote with respect to the election of Messrs. Harold Bogatz, James F. Lomma, Jan P. Gale, Ronald H. Gale, B. Ord Houston, James L. Leuthe, Alan Silverstein and Salvatore J. Zizza as directors.


FOR ALL           WITHHOLD
NOMINEES          AUTHORITY                     CUMULATIVE VOTES FOR ONE OR MORE
LISTED ABOVE      FOR ALL                            NOMINEES AS FOLLOWS:
                  NOMINEES

---------         --------
                                                     Harold Bogatz      ________
INSTRUCTIONS: To withhold authority to vote for      James F. Lomma     ________
any individual nominee, write that Nominee's name    Jan P. Gale        ________
on the line provided below:                          Ronald H. Gale     ________
                                                     B. Ord Houston     ________
                                                     James L. Leuthe    ________
                                                     Alan Silverstein   ________
--------------------------------                     Salvatore J. Zizza ________



2.       RATIFICATION OF APPOINTMENT OF AUDITORS

         To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending May 31, 1999.

         ______  FOR   _____  AGAINST    _____  ABSTAIN

3.       DISCRETIONARY AUTHORITY

         To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                                   Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.




                                   _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Signature, if shares held jointly

                                   Dated _______________________, 1998